EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Media Contacts:
October 27, 2005	Tad Hutcheson
tad.hutcheson@airtran.com
678.254.7442

Arne Haak (Financial)	Judy Graham-Weaver
407.318.5187	judy.graham-weaver@airtran.com
678.254.7448

AirTran Holdings Reports Record Third Quarter Revenues of $374.6 Million

-Unit Revenue Increases 16.4%-

-All-Time Record Passengers and Load Factor-

ORLANDO, Fla. (October 27, 2005) — AirTran Holdings, Inc., (NYSE: AAI), the parent company of AirTran Airways, Inc., today reported a net loss of $0.2 million for the third quarter 2005 and net income of $3.1 million or $0.03 per diluted share year to date. This compares to net loss of $9.8 million or $0.11 per diluted share in the third quarter of 2004 and net income of $11.1 million or $0.12 per share for 2004 year to date.

Joe Leonard, chairman and chief executive officer said, “AirTran Airways set new records during the third quarter carrying 4.4 million customers and increasing our load factor over six points to 76.3%. Coupled with capacity growth of 31.1%, our third quarter revenue performance was truly gratifying, particularly given the impact of Hurricanes Katrina and Rita.”

AirTran Airways also set a new revenue record of $374.6 million, up 52.5% over the prior year. Commenting on the third quarter, Robert L. Fornaro, president and chief operating officer said, “The combination of a 6.9% increase in yield and the strong load factors led to the double digit increase in unit revenues of 16.4%.” Fornaro went on to say, “Our crew members performed tirelessly to serve the record numbers of customers and deserve credit for our record setting performance.”

Non-fuel unit costs declined 2.9% year over year while operating costs including fuel rose 10.5% to 9.56 cents. Stan Gadek, senior vice president of finance and chief financial officer, said, “While we continued to drive down non-fuel costs, the increasing price of fuel more than offset our effort. Through conservation, hedging and technology we managed to offset some, but not all of the increased energy costs.”

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AirTran Holdings Reports Record Third Quarter Revenues

Highlights of AirTran Airways’ accomplishments during the third quarter and year to date include:

•	Closed on new financing for aircraft pre-delivery deposits and purchase financing for 2006 and 2007 aircraft deliveries.

•	Announced the opening of two new cities, Cancun and Detroit.

•	Announced new service to Minneapolis-St Paul and Boston from Chicago Midway.

•	Added two Boeing 737 aircraft to our fleet, increasing our fleet to 99 aircraft.

•	Began installation of winglets on our Boeing 737 aircraft.

•	Initiated non-stop service to Las Vegas from Akron/Canton and Flint.

•	Announced the ratification of a contract agreement with the International Brotherhood of Teamsters for our aircraft mechanics and inspectors.

•	Expanded XM Radio service to 61 aircraft.

AirTran Holdings, Inc., will conduct a conference call to discuss quarterly results today at 10:00 a.m. Eastern Daylight Time. A live broadcast of the conference call will be available via the internet at airtran.com.

AirTran Airways, one of America’s largest low-fare airlines with 6,700 friendly, professional Crew Members, operates over 500 daily flights to 49 destinations. The airline’s hub is at Hartsfield-Jackson Atlanta International Airport, where it is the second largest carrier. AirTran Airways recently added the fuel-efficient Boeing 737-700 aircraft to create America’s youngest all-Boeing fleet. The airline is also the first carrier to install XM Satellite Radio on a commercial aircraft. For reservations or more information, visit airtran.com (America Online Keyword: AirTran).

Editor’s note: Statements regarding the Company’s operational and financial success, business model, expectation about future success, improved operational performance and our ability to maintain or improve our low costs are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company’s ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2004. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

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* Attached: Consolidated Statements of Operations *

AirTran Holdings, Inc.

Consolidated Statements of Operations

(In thousands, except per share data and statistical summary)

(Unaudited)

	Three Months Ended September 30,		Percent Change
	2005	2004
Operating Revenues:
Passenger	$360,351	$236,108	52.6
Cargo	850	—	—
Other	13,443	9,532	41.0

Total operating revenues	374,644	245,640	52.5

Operating Expenses:
Salaries, wages and benefits	82,566	70,037	17.9
Aircraft fuel	127,809	64,562	98.0
Aircraft rent	48,887	38,560	26.8
Maintenance, materials and repairs	25,643	17,049	50.4
Distribution	17,439	11,922	46.3
Landing fees and other rents	22,761	16,183	40.6
Aircraft insurance and security services	5,658	5,515	2.6
Marketing and advertising	8,588	7,186	19.5
Depreciation	5,190	3,662	41.7
Other operating	28,864	22,956	25.7

Total operating expenses	373,405	257,632	44.9

Operating Income (Loss)	1,239	(11,992)	—

Other (Income) Expense:
Interest income	(3,034)	(1,176)	—
Interest expense	5,895	4,646	26.9

Other (income) expense, net	2,861	3,470	(17.6)

Loss Before Income Taxes	(1,622)	(15,462)	(89.5)
Income tax benefit	(1,394)	(5,693)	(75.5)

Net Loss	$(228)	$(9,769)	(97.7)

Loss per Common Share
Basic	$(0.00)	$(0.11)	—
Diluted	$(0.00)	$(0.11)	—
Weighted-average Shares Outstanding
Basic	87,376	85,597	2.1
Diluted	87,376	85,597	2.1

EBITDA	$6,429	$(8,330)	—
Operating margin	0.3%	(4.9)%	5.2	pts.
Net margin	(0.1)%	(4.0)%	3.9	pts.

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	Three Months Ended September 30,				Percent Change
	2005		2004
Third Quarter Statistical Summary:
Revenue passengers	4,396,524		3,312,802		32.7
Revenue passenger miles (000s)	2,980,552		2,087,355		42.8
Available seat miles (000s)	3,905,905		2,979,243		31.1
Block hours	96,598		77,073		25.3
Passenger load factor	76.3%		70.1%		6.2	pts.
Break-even load factor	76.7%		74.7%		2.0	pts.
Average fare	$81.96		$71.27		15.0
Average yield per RPM	12.09	¢	11.31	¢	6.9
Passenger revenue per ASM	9.23	¢	7.93	¢	16.4
Operating cost per ASM	9.56	¢	8.65	¢	10.5
Fuel price neutral cost per ASM	8.38	¢	8.65	¢	(3.1)
Non-fuel operating cost per ASM	6.29	¢	6.48	¢	(2.9)
Average cost of aircraft fuel per gallon	192.83	¢	123.19	¢	56.5
Gallons of fuel burned	66,279,127		52,408,848		26.5
Weighted-average number of aircraft	98		80		22.5

AirTran Holdings, Inc.

Consolidated Statements of Income

(In thousands, except per share data and statistical summary)

(Unaudited)

	Nine Months Ended September 30,		Percent Change
	2005	2004
Operating Revenues:
Passenger	$1,003,192	$735,555	36.4
Cargo	2,546	—	—
Other	34,936	26,495	31.9

Total operating revenues	1,040,674	762,050	36.6

Operating Expenses:
Salaries, wages and benefits	241,006	199,191	21.0
Aircraft fuel	321,512	171,016	88.0
Aircraft rent	141,258	110,595	27.7
Maintenance, materials and repairs	74,616	54,274	37.5
Distribution	50,625	37,271	35.8
Landing fees and other rents	61,487	46,257	32.9
Aircraft insurance and security services	16,869	16,647	1.3
Marketing and advertising	26,234	21,421	22.5
Depreciation	14,010	9,849	42.2
Other operating	81,723	66,227	23.4

Total operating expenses	1,029,340	732,748	40.5

Operating Income	11,334	29,302	(61.3)

Other (Income) Expense:
Interest income	(7,953)	(3,314)	—
Interest expense	15,698	14,370	9.2

Other (income) expense, net	7,745	11,056	(29.9)

Income Before Income Taxes	3,589	18,246	(80.3)
Income tax expense	487	7,116	(93.2)

Net Income	$3,102	$11,130	(72.1)

Earnings per Common Share
Basic	$0.04	$0.13	(69.2)
Diluted	$0.03	$0.12	(75.0)

Weighted-average Shares Outstanding
Basic	87,035	84,940	2.5
Diluted	89,646	89,380	0.3

EBITDA	$25,344	$39,151	(35.3)
Operating margin	1.1%	3.8%	(2.7)	pts.
Net margin	0.3%	1.5%	(1.2)	pts.

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	Nine Months Ended September 30,				Percent Change
	2005		2004
Nine Month Statistical Summary:
Revenue passengers	12,250,016		9,717,696		26.1
Revenue passenger miles (000s)	8,339,845		6,180,938		34.9
Available seat miles (000s)	11,224,686		8,662,896		29.6
Block hours	279,770		227,111		23.2
Passenger load factor	74.3%		71.3%		3.0	pts.
Break-even load factor	74.0%		69.6%		4.4	pts.
Average fare	$81.89		$75.69		8.2
Average yield per RPM	12.03	¢	11.90	¢	1.1
Passenger revenue per ASM	8.94	¢	8.49	¢	5.3
Operating cost per ASM	9.17	¢	8.46	¢	8.4
Fuel price neutral cost per ASM	8.21	¢	8.46	¢	(3.0)
Non-fuel operating cost per ASM	6.31	¢	6.48	¢	(2.6)
Average cost of aircraft fuel per gallon	171.24	¢	113.81	¢	50.5
Gallons of fuel burned	187,756,596		150,264,728		25.0
Weighted-average number of aircraft	94		76		23.7

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

Three Months and Nine Months Ended September 30, 2005 and 2004

Pursuant to Regulation G of the Securities and Exchange Commission, we are providing further disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures reported on a basis consistent with U.S. Generally Accepted Accounting Principles (GAAP). Our disclosure of earnings(loss) before interest, taxes, depreciation and amortization (EBITDA), operating costs (CASM), non-fuel operating cost (Non-fuel CASM) and fuel price neutral cost per available seat mile (Fuel price neutral CASM), are believed to be consistent with financial measures reported by other airlines and are comparable to financial measures required in our submission to the United States Department of Transportation.

AirTran Holdings, Inc.

Reconciliation of GAAP Financial Information to

Non-GAAP Financial Information

(In thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
The following table reconciles net income (loss) to EBITDA:
Net Income (loss)	$(228)	$(9,769)	$3,102	$11,130
Add back:
Income tax (benefit) expense	(1,394)	(5,693)	487	7,116
Other (income) expense, net	2,861	3,470	7,745	11,056
Depreciation	5,190	3,662	14,010	9,849

EBITDA	$6,429	$(8,330)	$25,344	$39,151

The following reconciles operating cost per ASM to non-fuel operating cost per ASM:
Total operating expenses	$373,405	$257,632	$1,029,340	$732,748
ASMs (000)	3,905,905	2,979,243	11,224,686	8,662,896
Operating cost per ASM (cents)	9.56	8.65	9.17	8.46

Total operating expenses	$373,405	$257,632	$1,029,340	$732,748
Less: aircraft fuel	(127,809)	(64,562)	(321,512)	(171,016)

Non-fuel operating cost	$245,596	$193,070	$707,828	$561,732

ASMs (000)	3,905,905	2,979,243	11,224,686	8,662,896
Non-fuel operating cost per ASM (cents)	6.29	6.48	6.31	6.48

The following table reconciles fuel-neutral cost per ASM:
Gallons of fuel burned	66,279,127		187,756,596
Prior year cost of fuel (cents)/gallon	123.19		113.81

Total operating expenses	$373,405		$1,029,340
Aircraft fuel based on prior year price	81,649		213,686
Aircraft fuel for current period	(127,809)		(321,512)

Adjusted total operating expenses	$327,245		$921,514

ASMs (000)	3,905,905		11,224,686
Fuel-neutral cost per ASM (cents)	8.38		8.21